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                                                                  EXHIBIT 21

                        GTE CORPORATION AND SUBSIDIARIES

          Significant Subsidiaries of Registrant at December 31, 1995

                                                                                                 Percent of Voting
                                                                                                 Control Owned by
                           Company(2)                                 Incorporated In              Direct Parent
                           ----------                                 ---------------            -----------------
Contel Cellular Inc.                                                    Delaware                        100.00
Contel of California, Inc.                                              California                      100.00
Contel Federal Systems, Inc.                                            Delaware                        100.00
        GTE Government Systems Corporation                              Delaware                        100.00
        GTE Telecom Incorporated                                        Delaware                        100.00
GTE Products of Connecticut Corporation                                 Connecticut                     100.00
        GTE Laboratories Incorporated                                   Delaware                        100.00
GTE Leasing Corporation                                                 Delaware                        100.00
Anglo-Canadian Telephone Company                                        Quebec                           86.39
        BC TELECOM Inc.                                                 Canada                           50.67
                BC TEL                                                  Canada                          100.00
                        BC TEL Services Inc.                            Canada                          100.00
                        Canadian Telephones and Supplies Ltd.           British Columbia                100.00
        Quebec-Telephone                                                Quebec                           50.31
GTE Holdings (Canada) Limited                                           Canada                          100.00
        Compania Dominicana de Telefonos, C. por A.                     Dominican Republic              100.00
GTE International Telecommunications Incorporated                       Delaware                        100.00
        GTE Venezuela Incorporated                                      Delaware                        100.00
                VenWorld Telecom, C.A.                                  Venezuela                        51.00
                        Compania Anonima Nacional Telefonos de
                          Venezuela (CANTV)                             Venezuela                        40.00
GTE California Incorporated                                             California                       99.60
GTE Florida Incorporated                                                Florida                         100.00
GTE Midwest Incorporated                                                Delaware                        100.00
GTE North Incorporated                                                  Wisconsin                       100.00
GTE Northwest Incorporated                                              Washington                      100.00
GTE South Incorporated                                                  Virginia                        100.00
GTE Southwest Incorporated                                              Delaware                        100.00
GTE Hawaiian Telephone Company Incorporated                             Hawaii                          100.00
GTE Data Services Incorporated                                          Delaware                        100.00
GTE Finance Corporation                                                 Delaware                        100.00
GTE Information Services Incorporated                                   Delaware                        100.00
        GTE Directories Corporation                                     Delaware                        100.00
GTE Intelligent Network Services Incorporated                           Delaware                        100.00
GTE Investment Management Corporation                                   Delaware                        100.00
GTE Main Street Incorporated                                            Delaware                        100.00
GTE Media Ventures Incorporated                                         Delaware                        100.00
GTE Mobile Communications Incorporated                                  Delaware                        100.00
        GTE Airfone Incorporated                                        Delaware                        100.00
        GTE Mobile Communications International Incorporated            Delaware                        100.00
                CTI Compania de Telefonos del Interior S.A.             Argentina                        25.50
                CTI Norte Compania de Telefonos del Interior S.A.       Argentina                        25.50
GTE Mobilnet Incorporated                                               Delaware                        100.00
        GTE Cellular Communications Corporation                         California                      100.00
GTE Realty Corporation                                                  Delaware                        100.00
GTE REinsurance Company Limited                                         Vermont                         100.00
GTE Service Corporation                                                 New York                        100.00
GTE Telecom Marketing Corporation                                       Delaware                        100.00
GTE Vantage Incorporated                                                Delaware                        100.00
GTE Visnet Incorporated                                                 Delaware                        100.00

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(a) GTE's share of the earnings of all subsidiaries listed are included in GTE's consolidated financial statements.